Exhibit 5.2

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

December 9, 2011

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance IV, LLC

Teva Pharmaceutical Finance V, LLC

Teva Pharmaceutical Finance VI, LLC

Teva Pharmaceutical Finance Company B.V.

Teva Pharmaceutical Finance III B.V.

Teva Pharmaceutical Finance IV B.V.

Teva Pharmaceutical Finance V B.V.

Teva Pharmaceutical Finance VI B.V.

Teva Pharmaceutical Finance N.V.

c/o Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131 Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (“Teva”), Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (“Teva Finance IV LLC”), Teva Pharmaceutical Finance V, LLC, a Delaware limited liability company (“Teva Finance V LLC”), Teva Pharmaceutical Finance VI, LLC, a Delaware limited liability company (“Teva Finance VI LLC” and, together with Teva Finance IV LLC and Teva Finance V LLC, the “LLCs”), Teva Pharmaceutical Finance Company B.V., a Curaçao private limited liability company (“Teva Finance Company BV”), Teva Pharmaceutical Finance III B.V., a Curaçao private limited liability company (“Teva Finance III BV”), Teva Pharmaceutical Finance IV B.V., a Curaçao private limited liability company (“Teva Finance IV BV”), Teva Pharmaceutical Finance V B.V., a Curaçao private limited liability company (“Teva Finance V BV”), Teva Pharmaceutical Finance VI B.V., a Curaçao private limited liability company (“Teva Finance VI BV”), and Teva Pharmaceutical Finance N.V., a Curaçao limited liability company (“Teva Finance NV,” and, together with Teva Finance Company BV, Teva Finance III BV, Teva Finance IV BV, Teva Finance V BV, and Teva Finance VI BV, the “BVs” and, together with the LLCs, the “Finance Subsidiaries”), in connection with the preparation and filing of a

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in alliance with Dickson Minto W.S., London and Edinburgh

Teva Pharmaceutical Industries Limited

  and its Finance Subsidiaries

December 9, 2011

Registration Statement on Form F-3 (the “Registration Statement”) by Teva and the Finance Subsidiaries (together, the “Companies”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the sale from time to time of:

(A)	by Teva, (i) American Depositary Shares (“ADSs”), each representing one ordinary share, par value NIS 0.10 per share, of Teva (“Ordinary Shares”); (ii) senior debt securities (the “Teva Senior Debt Securities”), which may be issued pursuant to an indenture (the “Teva Senior Indenture”) to be executed by Teva and The Bank of New York Mellon, as trustee; and subordinated debt securities (the “Teva Subordinated Debt Securities” and, together with the Teva Senior Debt Securities, the “Teva Debt Securities”), which may be issued pursuant to an indenture (the “Teva Subordinated Indenture” and, together with the Teva Senior Indenture, the “Teva Indentures”) to be executed by Teva and The Bank of New York Mellon, as trustee; (iii) warrants (the “Warrants”) to purchase debt or equity securities of Teva, debt securities of the Finance Subsidiaries or securities of other parties or other rights; (iv) purchase contracts (the “Purchase Contracts”) for the purchase or sale of Teva’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above; and (v) units (the “Units”) consisting of one or more Purchase Contracts, Warrants, debt securities, Ordinary Shares, ADSs, other equity securities or any combination of such securities; and

(B)	by each of the Finance Subsidiaries, (i) senior debt securities (the “Finance Subsidiary Senior Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Finance Subsidiary Senior Indenture”) to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York Mellon, as trustee; and (ii) subordinated debt securities (the “Finance Subsidiary Subordinated Debt Securities,” and together with the Finance Subsidiary Senior Debt Securities, the “Finance Subsidiary Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Finance Subsidiary Subordinated Indenture,” and together with the Finance Subsidiary Senior Indentures, the “Finance Subsidiary Indentures”) to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York Mellon, as trustee.

For purposes of the opinions hereinafter expressed, we have examined copies of the Certificate of Formation and the Operating Agreement of each of the LLCs, the Amended and Restated Deposit Agreement, dated as of January 11, 2008, among Teva, The Bank of New York Mellon (formerly known as The Bank of New York), as depositary (the “Depositary”), and the Owners and Holders (each as defined therein) from time to time of ADSs issued thereunder (the “Deposit Agreement”), the forms of the Teva Indentures and the Finance Subsidiary Indentures, the Registration Statement and originals or copies, certified and otherwise identified to our

Teva Pharmaceutical Industries Limited

  and its Finance Subsidiaries

December 9, 2011

satisfaction, of such other documents, corporate or limited liability company records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Companies and upon certificates of public officials. In addition, our opinions in paragraph (1) below are based solely upon certificates of good standing issued by the Secretary of State of Delaware.

In making the examinations described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

In connection with all of the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors (or the relevant equivalent) with respect to the relevant Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) such parties other than the LLCs shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties; (iii) all such documents will be governed by the internal laws of the State of New York; (iv) upon the execution and delivery by such parties other than the Companies of such documents, that such documents shall constitute valid and binding obligations of such parties; (v) the Registration Statement shall have been automatically declared effective and such effectiveness shall not have been terminated or rescinded; (vi) the Deposit Agreement will not have been terminated or modified subsequent to the date thereof and remains in full force and effect; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Companies with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Company, or any restriction imposed by any court or governmental body having jurisdiction over the relevant Company.

Based upon and subject to the foregoing, we are of the opinion that:

1)	Each of the LLCs is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act.

Teva Pharmaceutical Industries Limited

  and its Finance Subsidiaries

December 9, 2011

2)	Assuming the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, when ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be validly issued and will entitle the holders thereof to the rights specified therein.

3)	When the Teva Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Teva Debt Securities have been duly authorized and established in accordance with the relevant Teva Indenture and such Teva Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Teva Indenture and any applicable underwriting or other agreement, such Teva Debt Securities will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with its terms.

4)	When a Finance Subsidiary Indenture has been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Finance Subsidiary Debt Securities have been duly authorized and established in accordance with such Finance Subsidiary Indenture and such Finance Subsidiary Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Finance Subsidiary Indenture and any applicable underwriting or other agreement, such Finance Subsidiary Debt Securities will constitute valid and binding obligations of such Finance Subsidiary, and Teva’s guarantee under each Finance Subsidiary Indenture with respect to such Finance Subsidiary Debt Securities will constitute the valid and binding obligation of Teva, enforceable against such Finance Subsidiary and Teva, as applicable, in accordance with its terms.

5)	When the Warrants have been duly authorized by Teva, the applicable warrant agreement and the applicable warrant certificates have been duly issued and delivered by Teva as described in the Registration Statement and any prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

6)	When the Purchase Contracts have been duly authorized by Teva, and the applicable purchase contract agreement has been duly authorized, executed and delivered as described in the Registration Statement and any prospectus supplement relating thereto, the Purchase Contracts will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

7)	When the Units have been duly authorized by Teva, all corporate action on the part of Teva has been taken to authorize and execute and deliver or issue the securities underlying such Units, and any applicable unit agreement has been duly authorized, executed and delivered, such unit agreement will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

Teva Pharmaceutical Industries Limited

  and its Finance Subsidiaries

December 9, 2011

Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers of securities of the nature of the securities described herein.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP